                                                          Exhibit No. EX-99.d.17

                         FORM OF SUB-ADVISORY AGREEMENT

     AGREEMENT made as of the 28th day of July 2006 by and between Mercer Global
Investments,  Inc., a Delaware  corporation (the "Advisor"),  and MacKay Shields
LLC a Delaware (the "Sub-Advisor").

     WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"), and engage in the business of providing investment management services; and

     WHEREAS,  the  Advisor  has  been  retained  to act as  investment  adviser pursuant to an Investment Advisory Agreement,  dated July 1, 2005 (the "Advisory
Agreement"), with MGI Funds (the "Trust"), a Delaware statutory trust registered with the U.S.  Securities  and  Exchange  Commission  (the "SEC") as an open-end management  investment  company  under the  Investment  Company Act of 1940,  as amended (the "1940 Act"),  which consists of several  separate series of shares, each having its own investment objectives and policies,  and which is authorized to create additional series in the future; and

     WHEREAS,  the  Advisory  Agreement  permits  the  Advisor,  subject  to the supervision and direction of the Trust's Board of Trustees,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS,  the  Advisor  desires  to retain  the  Sub-Advisor  to assist the
Advisor in the provision of a continuous  investment program for that portion of one or more of the Trust's series' (each a "Fund") assets which the Advisor will assign to the Sub-Advisor  (the  "Sub-Advisor  Assets"),  and the Sub-Advisor is
willing to render such  services,  subject to the terms and conditions set forth in this Agreement.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Advisor.  The Advisor hereby appoints the Sub-Advisor to act as investment adviser for and to manage the Sub-Advisor  Assets,  subject to the  supervision  of the Advisor and the Board of Trustees of the Trust,  and
subject to the terms of this Agreement;  and the Sub-Advisor hereby accepts such appointment.  In such capacity,  the  Sub-Advisor  shall be responsible  for the investment  management of the  Sub-Advisor  Assets.  The  Sub-Advisor  agrees to exercise the same degree of skill, care and diligence in performing its services under this Agreement as the Sub-Advisor exercises in performing similar services with  respect  to  other  fiduciary  accounts  for  which  the  Sub-Advisor  has investment responsibilities, and that a prudent manager would exercise under the circumstances.

     2. Duties of the Sub-Advisor.

     (a)  Investments.  The Sub-Advisor is hereby  authorized and directed,  and hereby  agrees,  subject  to the  stated  investment  objectives,  policies  and restrictions  of each Fund as set forth in such Fund's  prospectus and statement of  additional  information  as  currently in effect and as amended from time to time  (collectively  referred  to  as  the  "Prospectus")  and  subject  to  the directions of the Advisor and the Trust's Board of Trustees,  to purchase,  hold and sell investments for the Sub-Advisor  Assets and to monitor such investments on an ongoing basis. In providing these services,  the Sub-Advisor  will conduct an ongoing  program of  investment,  evaluation  and, if  appropriate,  sale and reinvestment  of the  Sub-Advisor  Assets.  The  Advisor  agrees to provide  the
Sub-Advisor  information  concerning (i) a Fund; (ii) its assets available or to become  available for  investment;  and (iii) the  conditions of a Fund's or the
Trust's affairs as relevant to the Sub-Advisor.

     (b)  Compliance  with  Applicable  Laws,   Governing  Documents  and  Trust
Compliance  Procedures.  In the performance of its duties and obligations  under this Agreement,  the Sub-Advisor shall, with respect to Sub-Advisor  Assets, (i)
act in conformity with: (A) the Trust's  Agreement and Declaration of Trust (the
"Declaration of Trust") and By-Laws;  (B) the  Prospectus;  (C) the policies and procedures for compliance by the Trust with the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act)  provided  to the  Sub-Advisor
(together,  the "Trust  Compliance  Procedures");  and (D) the  instructions and directions  received in writing  from the Advisor or the  Trustees of the Trust;
and (ii)  conform  to and  comply  with the  requirements  of the 1940 Act,  the
Advisers  Act, and all other federal laws  applicable  to registered  investment companies'  and  Sub-Advisors'  duties  under this  Agreement.  The Advisor will provide the Sub-Advisor  with any materials or information  that the Sub-Advisor may reasonably  request to enable it to perform its duties and obligations under this Agreement.

     The Advisor will provide the Sub-Advisor with reasonable advance notice, in writing,  of: (i) any change in a Fund's  investment  objectives,  policies  and restrictions  as  stated  in the  Prospectus;  (ii) any  change  to the  Trust's
Declaration  of Trust or  By-Laws;  or (iii)  any  material  change in the Trust
Compliance Procedures; and the Sub-Advisor, in the performance of its duties and
obligations   under  this  Agreement,   shall  manage  the  Sub-Advisor   Assets
consistently with such changes, provided the Sub-Advisor has received such prior notice of the  effectiveness  of such changes from the Trust or the Advisor.  In addition to such notice,  the Advisor shall provide to the Sub-Advisor a copy of a modified Prospectus and copies of the revised Trust Compliance Procedures,  as applicable, reflecting such changes. The Sub-Advisor hereby agrees to provide to the Advisor in a timely manner,  in writing,  such  information  relating to the
Sub-Advisor and its relationship to, and actions for, a Fund as may be requested by the Advisor for inclusion in the  Prospectus  or in the Trust's  registration statement on Form N-1A, or otherwise as reasonably requested by the Advisor.

     In order to assist the Trust and the Trust's Chief Compliance  Officer (the
"Trust CCO") to satisfy the requirements  contained in Rule 38a-1 under the 1940
Act, the  Sub-Advisor  shall  provide to the Trust CCO: (i) direct access to the
Sub-Advisor's  chief compliance  officer (the "Sub-Advisor  CCO"), as reasonably requested  by  the  Trust  CCO;  (ii)  quarterly  reports  confirming  that  the
Sub-Advisor  has complied with the Trust  Compliance  Procedures in managing the
Sub-Advisor  Assets;  and (iii)  quarterly  certifications  addressing  Material
Compliance Matters (as that term is defined by Rule  38a-1(e)(2)),  if any, that arose under the Trust  Compliance  Procedures that related to the  Sub-Advisor's management of the Sub-Advisor Assets.

     (c) Sub-Advisor  Compliance Policies and Procedures.  The Sub-Advisor shall promptly  provide the Trust CCO with copies of: (i) the  Sub-Advisor's  policies and  procedures for compliance by the  Sub-Advisor  with the Federal  Securities
Laws (together, the "Sub-Advisor Compliance Procedures"),  and (ii) any material
changes  to  the  Sub-Advisor  Compliance  Procedures.   The  Sub-Advisor  shall
cooperate  fully  with  the  Trust  CCO  so as to  facilitate  the  Trust  CCO's performance  of the Trust  CCO's  responsibilities  under  Rule 38a-1 to review, evaluate  and report to the Trust's  Board of Trustees on the  operation  of the
Sub-Advisor  Compliance  Procedures,  and shall promptly report to the Trust CCO
any  Material  Compliance  Matter  arising  under  the  Sub-Advisor   Compliance
Procedures  involving the Sub-Advisor  Assets.  The Sub-Advisor shall provide to the Trust CCO: (i) quarterly  reports  confirming the  Sub-Advisor's  compliance with the Sub-Advisor  Compliance  Procedures in managing the Sub-Advisor Assets, and (ii)  certifications  addressing  Material  Compliance Matters involving the
Sub-Advisor, if any, that arose under the Sub-Advisor Compliance Procedures that affected the  Sub-Advisor  Assets.  At least  annually,  the  Sub-Advisor  shall provide a certification  to the Trust CCO to the effect that the Sub-Advisor has in place  and has  implemented  policies  and  procedures  that  are  reasonably designed to ensure  compliance by the  Sub-Advisor  with the Federal  Securities
Laws.

     (d) Voting of Proxies.  Unless  otherwise  instructed by the Advisor or the
Trust, the Sub-Advisor  shall have the power,  discretion and  responsibility to vote,  either in person or by proxy,  all  securities  in which the  Sub-Advisor
Assets may be  invested  from time to time,  and shall not be  required  to seek instructions  from the Advisor,  the Trust or a Fund. The Sub-Advisor shall also provide its Proxy Voting Policy (the "Proxy  Policy"),  and, if requested by the
Advisor,  a  summary  of  such  Proxy  Policy  suitable  for  including  in  the
Prospectus,  and will  provide the Advisor  with any  material  amendment to the
Proxy Policy within a reasonable time after such amendment has taken effect.  If both the  Sub-Advisor and another person managing assets of a Fund have invested in the same security,  the  Sub-Advisor and such other entity will each have the power to vote its pro rata share of the security.  The Sub-Advisor will not take any action or render any legal  advice  with  respect to any assets  held in the
Fund that are named in or subject to any legal action, including a class action.
The Advisor will instruct the custodian  not to forward to the  Sub-Advisor  any information  concerning such actions. The Sub-Advisor will, however,  forward to the Advisor or custodian any information  received by the Sub-Advisor  regarding any legal matters involving any asset held in the Fund.

     (e) Agent.  Subject to any other written instructions of the Advisor or the
Trust,  the Sub-Advisor is hereby  appointed the Advisor's and the Trust's agent
and   attorney-in-fact   for  the   limited   purposes  of   executing   account
documentation,  agreements,  contracts  and other  documents as the  Sub-Advisor shall be  requested by brokers,  dealers,  counterparties  and other  persons in connection  with its management of the  Sub-Advisor  Assets,  provided that, the
Sub-Advisor's  actions in  executing  such  documents  shall comply with federal
regulations,   all  other  federal  laws  applicable  to  registered  investment companies and the Sub-Advisor's  duties and obligations under this Agreement and the Trust's governing documents.  [In addition, the Sub-Advisor is authorised to retain legal counsel and financial advisors, negotiate and execute documentation relating to  investments  in the Fund and,  in  connection  with the  foregoing, initiate or participate in legal proceedings on behalf of the Fund as reasonable in the Sub-Advisor's judgment on behalf of the Fund, provided,  however that the
Sub-Advisor shall be responsible for all costs and expenses  associated with the hiring of any such legal counsel or financial  advisors.  The Sub-Advisor  shall not be liable to the Advisor or the Fund for any act or omission  taken by it in good faith  reliance on and in accordance  with the advice of such legal counsel and financial  advisors.  Such documentation and legal proceedings may relate to investments  to be  made  or  sold,  currently  held  or  previously  held.  The
Sub-Advisor is authorized,  to negotiate and execute (i) documentation  relating to private  placements  and bank debt,  (ii) waivers  [what waivers are these?], consents,  amendments or other  modifications  relating to investments and (iii)
purchase  agreements,  sales agreements,  commitment  letters,  pricing letters, registration  rights  agreements,  contributions,  escrow  agreements  and other investment related agreements.  Advisor represents that the custodian can settle such private  placements.]  [I thought that we discussed that this provision was not really  necessary for the Fund's  particular high yield mandate.  if this is required  to be  included,  then we  will  need to  implement  procedures  about reporting on legal matters  undertaken by the  Sub-Advisor to the Fund Board and its counsel on a quarterly basis. let's discuss this further.]

     (f)  Brokerage.   The  Sub-Advisor   will  place  orders  pursuant  to  the
Sub-Advisor's  investment  determinations  for a Fund  either  directly  with an issuer or with any broker or dealer  selected  by the  Sub-Advisor,  pursuant to this paragraph.  In executing  portfolio  transactions and selecting  brokers or dealers, the Sub-Advisor will use its best efforts to seek, on behalf of a Fund, the best  overall  execution  available.  In assessing  the best  overall  terms available for any transaction,  the Sub-Advisor  shall consider all factors that it deems  relevant,  including  the breadth of the market in the  security,  the price of the security,  the financial condition and execution  capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific  transaction and on a continuing  basis. In evaluating the best overall terms  available,  and in selecting the broker or dealer to execute a particular transaction,  the  Sub-Advisor  may also  consider  the  brokerage  and research services (as those terms are defined in Section 28(e) of the Securities Exchange
Act of 1934,  as amended  (the "1934  Act"))  provided  to a Fund  and/or  other accounts over which the  Sub-Advisor  may exercise  investment  discretion.  The
Sub-Advisor  is  authorized  to pay to a broker  or  dealer  who  provides  such
brokerage  and  research   services  a  commission  for  executing  a  portfolio
transaction  for any of the Funds that is in excess of the amount of  commission another broker or dealer would have charged for effecting that  transaction  if, but only if, the  Sub-Advisor  determines in good faith that such commission was reasonable  in  relation to the value of the  brokerage  and  research  services provided  by  such  broker  or  dealer,  viewed  in  terms  of  that  particular transaction or in terms of the overall  responsibilities of the Sub-Advisor to a
Fund. Such  authorization  is subject to termination at any time by the Board of
Trustees of the Trust for any reason. In addition, the Sub-Advisor is authorized to allocate  purchase  and sale orders for  portfolio  securities  to brokers or dealers that are  affiliated  with the  Advisor,  the  Sub-Advisor,  the Trust's principal underwriter,  or other sub-advisors (if applicable) if the Sub-Advisor believes that the quality of the  transaction  and the commission are comparable to what  they  would  be with  other  qualified  firms,  and  provided  that the transactions  are  consistent  with  the  Trust's  Rule  17e-1  and  Rule  10f-3 procedures.  The Advisor will identify all brokers and dealers  affiliated  with the Trust,  the Advisor,  and the Trust's  principal  underwriter (and the other
Sub-Advisors  of the Fund, to the extent such  information  is necessary for the
Sub-Advisor to comply with applicable federal securities laws), other than those whose sole  business  is the  distribution  of mutual  fund  shares,  who effect securities  transactions  for customers.  The Advisor shall  promptly  furnish a written notice to the  Sub-Advisor  if the  information so provided is no longer accurate.

     In connection with its management of the Sub-Advisor  Assets and consistent with its fiduciary  obligation to the Sub-Advisor Assets and other clients,  the
Sub-Advisor,  to the extent permitted by applicable laws and  regulations,  may, but  shall be under no  obligation  to,  aggregate  the  securities  or  futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event,  allocation of the  securities  or futures  contracts so  purchased or sold,  as well as the expenses  incurred in the  transaction,  will be made by the  Sub-Advisor in the manner the  Sub-Advisor  considers  to be,  over time,  the most  equitable  and consistent  with its fiduciary  obligations to the  Sub-Advisor's  Assets and to such other clients.

     (g)  Securities  Transactions.  In no  instance  will any Fund's  portfolio securities  be  purchased  from or sold to the  Advisor,  the  Sub-Advisor,  the
Trust's principal underwriter,  or any affiliated person the Trust, the Advisor, the Sub-Advisor or the Trust's principal underwriter, acting as principal in the transaction,  except  to the  extent  permitted  by the SEC and  the  1940  Act, including Rule 17a-7 thereunder.

     The  Sub-Advisor  acknowledges  that the  Advisor and the Trust may rely on
Rule 17a-7,  Rule 17a-10,  Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940
Act, and the Sub-Advisor  hereby agrees that it shall not consult with any other sub-advisor  to the Trust with respect to  transactions  in  securities  for the
Sub-Advisor Assets or any other transactions of Trust assets.

     The  Sub-Advisor  is  authorized  to  engage in  transactions  in which the
Sub-Advisor,  or an affiliate of the Sub-Advisor,  acts as a broker for both the
Fund and for another party on the other side of the  transaction  ("agency cross transactions").  The Sub-Advisor shall effect any such agency cross transactions in compliance with Rule 206(3)-2 under the Advisers Act and any other applicable provisions  of the federal  securities  laws and shall  provide the Advisor with periodic reports describing such agency cross transactions. By execution of this
Agreement, the Advisor authorizes the Sub-Advisor or its affiliates to engage in agency  cross  transactions,  as  described  above.  The  Advisor may revoke its consent at any time by written notice to the Sub-Advisor.

     The Sub-Advisor  hereby  represents  that it has  implemented  policies and procedures  that will prevent the  disclosure by it, its employees or its agents of the  Trust's  portfolio  holdings  to any  person  or entity  other  than the
Advisor,  the Trust's  custodian,  or other persons expressly  designated by the
Advisor.

     (h) Code of Ethics.  The Sub-Advisor  hereby represents that it has adopted policies and procedures and a code of ethics that meet the  requirements of Rule
17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.  Copies of such policies  and  procedures  and code of ethics  and any  changes  or  supplements thereto  shall be  delivered  to the  Advisor  and the Trust,  and any  material violation of such  policies,  and  procedures and code of ethics by personnel of the  Sub-Advisor,  the  sanctions  imposed in response  thereto,  and any issues arising under such policies, and procedures and code of ethics shall be reported to the Advisor and the Trust at the times and in the format reasonably requested by the Advisor and the Board of Trustees.

     (i) Books and Records.  The Sub-Advisor  shall maintain  separate  detailed records of all matters pertaining to the Sub-Advisor Assets, including,  without limitation,  brokerage and other  records of all  securities  transactions.  Any records  required to be maintained  and preserved  pursuant to the provisions of
Rule 31a-1 and Rule 31a-2  promulgated  under the 1940 Act that are  prepared or maintained  by the  Sub-Advisor  on behalf of the Trust are the  property of the
Trust  and  will  be  surrendered  promptly  to  the  Trust  upon  request.  The
Sub-Advisor  further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records  required to be maintained under Rule 31a-1 under the 1940 Act.

     (j) Information  Concerning  Sub-Advisor  Assets and the Sub-Advisor.  From
time to time as the Advisor,  and any consultants  designated by the Advisor, or the Trust may request, the Sub-Advisor will furnish the requesting party reports on  portfolio  transactions  and  reports  on  Sub-Advisor  Assets  held  in the portfolio, all in such detail as the Advisor, its consultant(s) or the Trust may reasonably  request.  The Sub-Advisor  will provide the Advisor with information
(including  information that is required to be disclosed in the Prospectus) with respect to the  portfolio  managers  responsible  for  Sub-Advisor  Assets,  any changes in the  portfolio  managers  responsible  for  Sub-Advisor  Assets,  any changes in the  ownership  or  management  of the  Sub-Advisor,  or of  material changes  in the  control  of  the  Sub-Advisor.  [the  Funds  have  a  reporting requirement  to update the portfolio  manager  disclosure in the  prospectus for sub-advisors.  this is a standing  request for  information  in the event of any change] The Sub-Advisor will promptly notify the Advisor of any pending material investigation,  material  litigation,  administrative  proceeding  or any  other significant  regulatory  proceeding or inquiry.  [as the manager of the Fund, we would be  interested  in  knowing  about  any  material  investigation  or other material  regulatory  proceeding  involving  the  sub-advisor  as it is  also  a reputational matter for the Fund.] Upon reasonable request, the Sub-Advisor will make  available  its  officers and  employees to meet with the Trust's  Board of
Trustees to review the Sub-Advisor Assets.

     (k)  Valuation  of  Sub-Advisor  Assets.  The  Sub-Advisor  agrees  to take reasonable steps to monitor the Sub-Advisor  Assets and to notify the Advisor or its designee on any day that the Sub-Advisor determines that a significant event
(as described in the Fund's  Valuation and  Liquidity  Procedures)  has occurred with respect to one or more securities held in the Sub-Advisor Assets such that, in the Sub-Advisor's  reasonable judgment,  the price of the security(ies) as of the close of trading is not a valid indicator of the value of the security(ies).
[this  language is essential to the  Valuation  Committee's  operations  as this
Committee   requires  the  cooperation  of  subadvisors  to  notify  it  of  any significant  event relating to the Fund's ability to value a portfolio  security and  is a  specific  obligation  of  subadvisors  as  described  further  in the
Procedures.] As requested by the Advisor or the Trust's Valuation Committee, the
Sub-Advisor  hereby  agrees to provide  additional  assistance  to the Valuation
Committee of the Trust,  the Advisor and the Trust's  pricing  agents in valuing
Sub-Advisor Assets held in the portfolio. Such assistance may include fair value pricing of portfolio  securities,  as requested by the Advisor.  The Sub-Advisor agrees that it will act, at all times, in accordance with the Trust's  Valuation
Procedures, and will provide such certifications or sub-certifications  relating to its  compliance  with the Trust's  Valuation  Procedures as reasonably may be requested, from time to time, by the Advisor or the Trust.

     The  Sub-Advisor  also  will  provide  such  information  or  perform  such additional  acts  as are  customarily  performed  by a  Sub-Advisor  and  may be required for a Fund or the Advisor to comply with their  respective  obligations under applicable federal securities laws,  including,  without  limitation,  the
1940 Act, the Advisers Act, the 1934 Act, the Securities Act of 1933, as amended
(the "Securities Act"), and any rule or regulation thereunder.

     (l) Custody  Arrangements.  The  Sub-Advisor,  on each business day,  shall
provide  the  Advisor,   its   consultant(s)  and  the  Trust's  custodian  such
information  as the Advisor and the Trust's  custodian  may  reasonably  request relating to all transactions concerning the Sub-Advisor Assets.

     (m) Historical  Performance  Information.  To the extent agreed upon by the parties,  the  Sub-Advisor  will provide the Trust with  historical  performance information on similarly managed  investment  companies or for other accounts to be included in the Prospectus or for any other uses permitted by applicable law.
[we should talk about the language  proposed because the historical  performance information  requested  will be  used in the  prospectus  and we rely  upon  the subadvisor's ability to calculate this data accurately]

     (n) Regulatory  Examinations.  The Sub-Advisor will cooperate  promptly and fully with the  Advisor  and/or the Trust in  responding  to any  regulatory  or compliance examinations or inspections (including information requests) relating to the Trust,  the Fund or the Advisor brought by any governmental or regulatory authorities having appropriate jurisdiction (including,  but not limited to, the
SEC).

     3. Independent Contractor.  In the performance of its duties hereunder, the
Sub-Advisor  is and shall be an independent  contractor  and,  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

     4. Services to Other  Clients.  Nothing  herein  contained  shall limit the freedom of the Sub-Advisor or any affiliated person of the Sub-Advisor to render
investment  advisory,   supervisory  and  other  services  to  other  investment
companies,  to act as  investment  adviser  or  investment  counselor  to  other persons, firms or corporations, or to engage in other business activities. It is understood  that the  Sub-Advisor  may give advice and take action for its other clients  that may differ  from advice  given,  or the timing or nature of action taken, for a Fund. The Sub-Advisor is not obligated to initiate transactions for a Fund in any security  that the  Sub-Advisor,  its  principals,  affiliates  or employees may purchase or sell for its or their own accounts or other clients.

     5. Expenses.  During the term of this Agreement,  the Sub-Advisor  will pay all  expenses  incurred  by it in  connection  with its  activities  under  this
Agreement, other than the costs of securities, commodities and other investments
(including  brokerage   commissions  and  other  transaction  charges,  if  any)
purchased or otherwise  acquired,  or sold or otherwise disposed of, for a Fund.
The Sub-Advisor, at its sole expense, shall employ or associate itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under this  Agreement.  The Trust or the Advisor,  as the case may be,  shall  reimburse  the  Sub-Advisor  for any  expenses as may be  reasonably incurred  by the  Sub-Advisor,  at the request of and on behalf of a Fund or the
Advisor.  The  Sub-Advisor  shall keep and  supply to the Trust and the  Advisor reasonable records of all such expenses.

     6.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund pursuant to this Agreement,  the Sub-Advisor  will be entitled to the fee listed for the Fund(s) on Exhibit A. Such fees will be computed daily and payable in arrears no later than the seventh  (7th)  business day  following the end of each month, from the Trust on behalf of the Fund(s), calculated at an annual rate based on the Sub-Advisor Assets' average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar  days,  during which this  Agreement is in effect,  bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

     7.  Representations  and  Warranties of the  Sub-Advisor.  The  Sub-Advisor
represents and warrants to the Advisor and the Trust as follows:

     (a) The  Sub-Advisor  is  registered  as an  investment  adviser  under the
Advisers Act;

     (b) The  Sub-Advisor  is a limited  liability  company,  duly organized and validly  existing under the laws of Delaware,  with the power to own and possess its assets and carry on its business as it is now being conducted;

     (c) The  execution,  delivery and  performance  by the  Sub-Advisor of this
Agreement are within the  Sub-Advisor's  powers and have been duly authorized by all necessary  action on the part of its authorized  persons and no action by or in respect of, or filing  with,  any  governmental  body,  agency or official is required  on the  part  of the  Sub-Advisor  for  the  execution,  delivery  and performance by the  Sub-Advisor of this Agreement,  and the execution,  delivery and  performance  by the  Sub-Advisor  of this  Agreement do not  contravene  or constitute  a  default  under  (i) any  provision  of  applicable  law,  rule or
regulation;   (ii)  the  Sub-Advisor's  governing  instruments;   or  (iii)  any
agreement,  judgment, injunction, order, decree or other instrument binding upon the Sub-Advisor; and

     (d) The Form ADV of the Sub-Advisor  previously  provided to the Advisor (a copy of which is attached as Exhibit B to this Agreement) is a true and complete copy of the form as currently filed with the SEC and the  information  contained therein is accurate and  complete in all material  respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.  The Sub-Advisor will  promptly  provide the  Advisor  and the Trust with a complete  copy of all subsequent amendments to its Form ADV.

     8.  Representations  and Warranties of the Advisor.  The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

     (a) The Advisor is registered  as an investment  adviser under the Advisers
Act;

     (b) The Advisor is a corporation  duly organized and validly existing under the laws of the State of Delaware,  with the power to own and possess its assets and carry on its business as it is now being conducted;

     (c)  The  execution,  delivery  and  performance  by the  Advisor  of  this
Agreement are within the Advisor's  powers and have been duly  authorized by all necessary  action on the part of its Board of Directors,  and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or  official  is required on the part of the Advisor for the execution,  delivery and performance by the Advisor of this Agreement, and the execution, delivery and performance by the Advisor of this  Agreement do not  contravene  or constitute a default under
(i) any provision of  applicable  law,  rule or  regulation;  (ii) the Advisor's governing  instruments;  or (iii) any agreement,  judgment,  injunction,  order, decree or other instrument binding upon the Advisor;

     (d) The Advisor  acknowledges  that it received a copy of the Sub-Advisor's
Form ADV (a copy of which is  attached as Exhibit B) prior to the  execution  of this Agreement;

     (e) The Advisor and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Advisor to enter into this Agreement;
and

     (f) The  Advisor and the Trust have  policies  and  procedures  designed to detect and deter disruptive  trading  practices,  including "market timing," and the  Advisor  and the Trust each agree that they will  continue  to enforce  and abide by such policies and procedures,  as amended from time to time, and comply with all  existing  and future laws  relating to such matters or to the purchase and sale of interests in the Funds generally.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and  warranties  made by the  Sub-Advisor  and the Advisor pursuant to Sections 7 and 8 of this Agreement,  respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming  aware that any of the foregoing  representations and warranties are no longer true.

     10. Liability and Indemnification.

     (a)  Liability.  The duties of the  Sub-Advisor  shall be confined to those expressly  set  forth  herein,  with  respect  to the  Sub-Advisor  Assets.  The
Sub-Advisor  shall  not be  liable  for any loss  arising  out of any  portfolio investment  or  disposition  hereunder,  except a loss  resulting  from  willful misfeasance,  bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder,  except as may  otherwise be provided  under  provisions  of  applicable  state law that
cannot  be  waived  or  modified  hereby.   Under  no  circumstances  shall  the
Sub-Advisor  be liable for any loss arising out of any act or omission  taken by another sub-advisor,  or any other third party, in respect of any portion of the
Trust's assets not managed by the Sub-Advisor pursuant to this Agreement.  Under no  circumstances  shall either party hereto be liable to the other for special, punitive or  consequential  damages,  arising under or in  connection  with this
Agreement, even if previously informed of the possibility of such damages.

     (b) Indemnification. The Sub-Advisor shall indemnify the Advisor, the Trust and each Fund,  and their  respective  affiliates and  controlling  persons (the
"Sub-Advisor  Indemnified  Persons") for any  liability and expenses,  including reasonable  attorneys'  fees,  which the Advisor,  the Trust or a Fund and their respective  affiliates  and  controlling  persons may sustain as a result of the
Sub-Advisor's  willful  misfeasance,  bad faith,  gross negligence,  or reckless disregard  of its duties  hereunder;  provided,  however,  that the  Sub-Advisor
Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Advisor's  willful  misfeasance,  bad faith, negligence, or reckless disregard of its duties hereunder.

     The  Advisor  shall  indemnify  the  Sub-Advisor,  its  affiliates  and its controlling  persons (the "Advisor  Indemnified  Persons") for any liability and expenses,  including  reasonable  attorneys' fees, howsoever arising from, or in connection with, the Advisor's  breach of this Agreement or its  representations and warranties herein or as a result of the Advisor's willful  misfeasance,  bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law; provided, however, that the Advisor Indemnified Persons shall not be  indemnified  for any  liability or expenses  which may be sustained as a result of the  Sub-Advisor's  willful  misfeasance,  bad faith,  negligence,  or reckless disregard of its duties hereunder.

     11. Duration and Termination.

     (a) Duration. This Agreement,  unless sooner terminated as provided herein, shall for the Fund(s) listed on Exhibit A attached  hereto remain in effect from the date of execution (the "Effective Date"), until two years from the Effective
Date,  and  thereafter,  for  periods of one year,  so long as such  continuance thereafter  is  specifically  approved  at least  annually  (i) by the vote of a majority of those  Trustees of the Trust who are not  interested  persons of any party to this  Agreement,  cast in person at a meeting called for the purpose of voting on such approval,  and (ii) by the Trustees of the Trust,  or by the vote of a majority of the outstanding  voting securities of each Fund (except as such vote may be unnecessary  pursuant to relief  granted by an exemptive  order from the SEC).  The  foregoing  requirement  that  continuance  of this  Agreement be
"specifically  approved  at  least  annually"  shall  be  construed  in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     (b)  Termination.  This  Agreement  may be terminated as to any Fund at any time,  without  the payment of any penalty by: (i) the vote of a majority of the
Trustees  of the  Trust,  the  vote  of a  majority  of the  outstanding  voting securities of the Fund, or the Advisor, or (ii) the Sub-Advisor on not less than
90 days written notice to the Advisor and the Trust.  This Agreement may also be terminated  as to any  Fund at any time by any  party  hereto  immediately  upon written notice to the other parties in the event of a breach of any provision to this Agreement by any of the parties.

     This Agreement shall not be assigned and shall terminate  automatically  in the event of its assignment, except as provided otherwise by any rule, exemptive order  issued by the SEC, or No Action  Letter  provided or pursuant to the 1940
Act, or upon the termination of the Advisory Agreement.  In the event that there is a proposed change in control of the  Sub-Advisor  that would act to terminate this  Agreement,  if a vote of  shareholders  to  approve  continuation  of this
Agreement  is at that time  deemed by counsel to the Trust to be required by the
1940 Act or any rule or regulation thereunder,  the Sub-Advisor agrees to assume all reasonable costs associated with soliciting  shareholders of the appropriate
Fund(s) of the Trust to approve  continuation of this  Agreement.  Such expenses include  the costs of  preparation  and  mailing  of a proxy  statement,  and of soliciting  proxies.  In the event that such  proposed  change in control of the
Sub-Advisor  shall occur  following  either:  (i) receipt by the Advisor and the
Trust of an exemptive order issued by the SEC with respect to the appointment of sub-advisors absent shareholder  approval, or (ii) the adoption of proposed Rule
15a-5 under the 1940 Act, the Sub-Advisor  agrees to assume all reasonable costs and expenses (including the costs of mailing) associated with the preparation of a  statement,  required by the  exemptive  order or Rule 15a-5,  containing  all information  that  would  be  included  in a proxy  statement  (an  "Information
Statement").  In addition,  if the  Sub-Advisor  shall resign,  the  Sub-Advisor agrees to assume  all  reasonable  costs and  expenses  (including  the costs of mailing) associated with the preparation of an Information Statement;  provided, however,  that the  Sub-Advisor  shall  not be  responsible  for such  costs and expenses to the extent that the costs and expenses exceed $12,500.

     This   Agreement   shall   extend  to  and  bind  the   heirs,   executors,
administrators and successors of the parties hereto.

     12.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the  Trust's  Board of  Trustees,  and (b) the vote of a  majority  of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval,  if such approval is required by applicable law, and unless  otherwise permitted  pursuant to exemptive relief granted by the SEC or No Action position granted  by the  SEC or  its  staff,  by a vote  of  the  majority  of a  Fund's outstanding securities.

     13. Confidentiality.  Any information or recommendations supplied by either the Advisor or the  Sub-Advisor,  that are not otherwise in the public domain or previously  known to the other party in connection  with the  performance of its obligations and duties  hereunder,  including  portfolio  holdings of the Trust, financial  information  or  other  information  relating  to  a  party  to  this
Agreement, are to be regarded as confidential  ("Confidential  Information") and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory  authorities having jurisdiction over a party to this  Agreement,  Confidential  Information  may be used only by the party to which said  information  has been  communicated  and such other  persons as that party  believes are necessary to carry out the purposes of this  Agreement,  the custodian,  and such persons as the Advisor may designate in connection with the
Sub-Advisor Assets.  Nothing in this Agreement shall be construed to prevent the
Sub-Advisor  from giving other entities  investment  advice about, or trading on their behalf, in the securities of a Fund or the Advisor.

     14.  Use of  Sub-Advisor's  Name.  During the term of this  Agreement,  the
Advisor shall have permission to use the Sub-Advisor's  name in the marketing of the Fund,  and agrees to furnish the  Sub-Advisor  at its  principal  office all
prospectuses,   proxy  statements  and  reports  to  shareholders  prepared  for distribution  to  shareholders  of the Fund or the  public,  which  refer to the
Sub-Advisor in any way.

     15.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

     (a) If to the Advisor:

         Mercer Global Investments, Inc.
         1166 Avenue of the Americas
         New York, NY  10036
         Attention:  Chief Counsel

     (b) If to the Sub-Advisor:

         MacKay Shields LLC

         9 West 57th Street
         New York, NY 10019
         Attention: General Counsel

     16. Governing Law. This Agreement shall be governed by the internal laws of the State of New York without  regard to conflict of law  principles;  provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     18. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Fund(s) for which the Sub-Advisor provides investment management services and as are listed on Exhibit A to this Agreement.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first written above.

ADVISOR
MERCER GLOBAL INVESTMENTS, INC.

By:
         Ravi Venkataraman
         Chief Investment Officer

SUB-ADVISOR
MACKAY SHIELDS LLC

By:

                                                                       EXHIBIT A

                             SUB-ADVISORY AGREEMENT

                     BETWEEN MERCER GLOBAL INVESTMENTS, INC.
                                       AND
                               MACKAY SHIELDS LLC

                                  July 28, 2006

                        MGI High Yield Fixed Income Fund

FEE SCHEDULE

ASSETS                                                    COMPENSATION

On first $50 Million                                           .45%
On next $100 Million                                           .40%
Over $150 Million                                              .35%

                                                                       EXHIBIT B

SUB-ADVISOR

FORM ADV

(Please attach)